UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

GLOBAL HEALTH VOYAGER, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31012 (Commission File Number)	94-3357128 (IRS Employer Identification No.)

7800 Oceanus Drive, Los Angeles, CA (Address of principal executive offices)	90046 (Zip Code)

Registrant’s telephone number, including area code: (323) 445-4833

NT MEDIA CORP. OF CALIFORNIA, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 10, 2011, the Registrant changed its name to "Global Health Voyager, Inc." from "NT Media Corp. of California, Inc." The Registrant's Common Stock is now listed on the Over the Counter Bulletin Board ("OTCBB") under the symbol "GLHV". The symbol change on the OTCBB is also effective on August 10, 2011.

The name change was effected through the merger of the Registrant with its wholly-owned Delaware subsidiary (Global Health Voyager, Inc.) and as a result of the merger the Registrant's Certificate of Incorporation was amended to change its name to "Global Health Voyager, Inc." The Registrant survived the transaction with the name of the subsidiary. The merger was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware. The merger was effective on August 10, 2011. A Certificate of Ownership and Merger was filed with the Secretary of the State of the State of Delaware which became effective on August 10, 2011. A copy of the Certificate of Ownership and Merger is attached as an Exhibit to this Current Report on Form 8-K.

Item 8.01	Other Events

As set forth under Item 5.03 of this Current Report on Form 8-K, effective August 10, 2011, the Registrant changed its name to "Global Health Voyager, Inc." from "NT Media Corp. of California, Inc." The Registrant's Common Stock is now listed on the Over the Counter Bulletin Board ("OTCBB") under the symbol "GLHV". The symbol change on the OTCBB is also effective on August 10, 2011.

The name change was made in connection with the Registrant's previously announced transition to focus its operations and business exclusively in the medical tourism industry.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Ownership and Merger
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NT MEDIA CORP. OF CALIFORNIA, INC.

By: /s/Ali Moussavi
Ali Moussavi
Dated: August 10, 2011	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Ownership and Merger
99.1	Press Release